February 21, 2006

US Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs:

We have read the statements of Competitive Companies, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 21, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

/s/ Mark Kingery

Mark Kingery

2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618

PHONE: 813.874.1280 ¦ FAX: 813.874.1292 ¦ WWW.TAMPACPA.COM